Exhibit (e)(4)

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT is dated as of June 28, 2007 (this “Agreement”) by and between Fleming US Discovery Fund III, L.P. (the “Seller”) and Brian F. Coleman (the “Purchaser”).

WHEREAS, the Seller currently owns 16,493,481 shares of the common stock, $.01 par value (the “Common Stock”), of Hudson Technologies, Inc., a New York corporation (the “Company”);

WHEREAS, the Purchaser is a member of the Company’s management;

WHEREAS, the Purchaser desires to purchase from the Seller, and the Seller desires to sell to the Purchaser, 323,100 shares of the Common Stock of the Company (the “Shares”) at a purchase price of $0.65 per share, for a total consideration of $210,015 (the “Purchase Price”);

WHEREAS, simultaneously with the execution and delivery of this Agreement, the Seller will sell to additional members of the Company’s management (“Additional Purchasers”) and the Additional Purchasers will purchase from the Seller, a certain number of shares of the Common Stock of the Company at a purchase price of $0.65 per share pursuant to Stock Purchase Agreements between each Additional Purchaser and the Seller dated as of the date hereof;

WHEREAS, the Purchaser and the Additional Purchasers will, in the aggregate, purchase from Seller a total of 9,230,800 shares of the Common Stock of the Company, for a total consideration of $6,000,020;

WHEREAS, simultaneously with the execution and delivery of this Agreement, the Company will purchase a total of 5,680,800 shares of its Common Stock from the Seller and Fleming US Discovery Offshore Fund III, L.P. (collectively, the “Funds”), at a purchase price of $0.65 per share, for a total consideration of $3,692,520 pursuant to that certain Stock Purchase Agreement between the Company and the Funds dated as of the date hereof; and

WHEREAS, the Funds, the Purchaser, the Additional Purchasers and the Company are all parties to that certain Letter Agreement (the “Letter Agreement”) with Morgan, Lewis & Bockius, LLP (“Morgan Lewis”) as escrow agent, providing for the manner in which the closing of the transactions contemplated by this Agreement, and the Stock Purchase Agreements between the Seller and the Additional Purchasers, and the Stock Purchase Agreement between the Funds and the Company will take place, and providing for the delivery by the Funds of the executed Stock Purchase Agreements and the Transfer Documentation (as defined in the Letter Agreement) and the delivery by the Purchaser, the Additional Purchasers and the Company of the Purchase Price (as defined in the Letter Agreement) and the executed Stock Purchase Agreements to Morgan Lewis to be held in escrow pursuant to the terms of the Letter Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
PURCHASE AND SALE OF STOCK

1.1    Purchase and Sale. Subject to the terms and conditions of this Agreement, at the Closing:

(a) The Seller shall sell to the Purchaser the Shares and the Purchaser shall purchase from the Seller the Shares at the Purchase Price;

(b) In accordance with the terms of the Letter Agreement, the Seller will deliver to Morgan Lewis (with copies to the Purchaser) its stock certificates representing the shares being sold pursuant to the Stock Purchase Agreement, accompanied by medallion guaranteed stock powers duly executed in blank, together with an executed letter of instruction from the Seller to Continental Stock Transfer & Trust Company (the “Transfer Agent”) instructing the Transfer Agent to issue to the Purchaser a new stock certificate representing the shares of the common stock of the Company purchased by the Purchaser pursuant to this Agreement (collectively, the “Transfer Documentation”).

(c) In accordance with the terms of the Letter Agreement, upon delivery to the Purchaser of a copy of the Transfer Documentation, Morgan Lewis shall release: (i) the Purchase Price to the Seller, and (ii) the Transfer Documentation to the Transfer Agent, without any further action by the Purchaser.

1.2    Closing. The closing of the transactions contemplated hereby (the “Closing”) shall take place simultaneously with the execution and delivery of this Agreement (the date on which the Closing occurs is referred to herein as the “Closing Date”). The Closing shall take place at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York, and the Closing shall be effective as of the close of business on the Closing Date.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants to the Seller as follows:

2.1    Organization, Standing and Power. The Purchaser has full legal capacity and authority to execute and deliver this Agreement and to perform its obligations hereby and thereby and the execution and delivery of this Agreement constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms.

2.2    Consents and Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required by or with respect to the Purchaser in connection with the execution and delivery of this Agreement by the Purchaser or the consummation by it of the transactions contemplated hereby.

2.3    Accredited Investor. The Purchaser is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Purchaser agrees to furnish to Seller any additional information reasonably requested by it to assure compliance with applicable Federal and state securities laws in connection with the purchase and sale of the Shares.

2.4    No Reliance. The Purchaser is aware that an investment in the Company involves a high degree of risk. In making its decision to purchase the Shares being purchased by the Purchaser hereunder, the Purchaser acknowledges and represents that: (a) it has such business and financial experience as is required to give it the capacity to protect Purchaser’s own interests in connection with the purchase of the Shares; and (b) Purchaser will make his own investment decision regarding the Shares based on his own knowledge and investigation of the Company and the Shares.

2.5    Information Concerning the Company. The Purchaser has been given full access to all material information concerning the condition, properties, operations and prospects of the Company and its subsidiaries. The Purchaser and the Purchaser’s advisors (if any) have had an opportunity to ask questions of, and to receive information from, the Seller, the Company and persons acting on their behalf concerning the terms and conditions of the Purchaser’s purchase of the Shares, and to obtain any additional information necessary to verify the accuracy of the information and data received by the Purchaser. The Purchaser has made, either alone or together with the Purchaser’s advisors (if any), such independent investigation of the Company and its subsidiaries and related matters as the Purchaser deems to be, or the Purchaser’s advisors (if any) have advised to be, necessary or advisable in connection with the Purchaser’s purchase of the Shares, and the Purchaser and the Purchaser’s advisors (if any) have received all information and data which the Purchaser and the Purchaser’s advisors (if any) believe to be necessary in order to reach an informed decision as to the advisability of purchasing the Shares. The Purchaser acknowledges and agrees that, other than as expressly contained herein, no person makes any representation or warranty, expressed or implied, as to the accuracy or completeness of the information provided or to be provided to the Purchaser by any person and nothing contained in any documents provided to the Purchaser is, or shall be relied upon as, a promise or representation by any such person.

2.6    No Registration. The Purchaser understands that: (a) the Shares have not been registered under the Securities Act or under any state securities laws and that this transaction is being made by the Seller in reliance on an exemption under Section 4(1) of the Securities Act and exemptions under applicable state securities laws; (b) the Shares have not been approved or disapproved by the United States Securities and Exchange Commission or any other Federal or state regulatory agency, nor has any such agency passed on the merits of an investment in the Company; and (c) effective as of the Closing Date, that certain Registration Rights Agreement dated as of March 30, 1999 (the “Registration Rights Agreement”) and that certain Stockholders’ Agreement dated as of March 30, 1999 (the “Stockholders’ Agreement”) have been terminated and rendered null and void and, as such, Purchaser shall not acquire or succeed to any rights or privileges granted to Seller in either the Registration Rights Agreement of the Stockholders’ Agreement.

2.7    Restricted Securities. The Purchaser understands that, unless and until the Shares are registered, there are substantial restrictions on the transferability of the Shares and that the Purchaser must bear the economic risk of an investment in the Shares for an indefinite period of time, because the Shares have not been registered under the Securities Act or under the securities laws of certain states and, therefore, cannot be sold, transferred, assigned, hypothecated, pledged or otherwise disposed of unless they are registered under the Securities Act and under the applicable securities laws of such states, or an exemption from such registration is available.

2.8    No Resale. The Purchaser is purchasing the Shares solely for his own account and for investment only, and not with a view to or for the resale, distribution, subdivision or fractionalization thereof, and the Purchaser has no present intent to enter into any contract, undertaking, agreement or arrangement for any such purpose.

2.9    Transfer Restrictions. The Purchaser understands that any certificate representing the Shares will bear substantially the following restrictive legend:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED, SOLD OR TRANSFERRED EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND IN COMPLIANCE WITH THE APPLICABLE STATE SECURITIES LAWS OR (II) AN APPLICABLE EXEMPTION FROM REGISTRATION THEREUNDER OR UNDER APPLICABLE STATE SECURITIES LAWS.”

2.10    No Solicitation. The Purchaser acknowledges that neither the Seller, the Company nor any other person offered to sell the Shares to the Purchaser by means of any form of general advertising, such as media advertising or seminars.

2.11    Disclosure. The Purchaser agrees and acknowledges that: (a) there are no representations or warranties by the Seller, or any other person relating to the transactions contemplated hereby other than those expressly set forth in this Agreement; and (b) the Purchaser has not relied and will not rely in respect of this Agreement or the transactions contemplated hereby upon any document or written or oral information previously furnished to or discovered by it, other than this Agreement. Neither the Seller, nor any other person will have or be subject to any liability to the Purchaser or any other person resulting from the distribution to the Purchaser, or the Purchaser’s use of, any information not contained in this Agreement.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller represents and warrants to the Purchaser of the Shares hereunder as follows:

3.1    Organization, Standing and Power. The Seller is duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder and thereunder.

3.2    Authority. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Seller. This Agreement has been duly executed and delivered by the Seller and constitute a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms except as such may be limited by applicable bankruptcy, insolvency and any other similar laws relating to creditors’ rights generally, and by general principles of equity.

3.3    Ownership of Shares. The Seller is the sole record and beneficial owner of the Shares and sole owner of all interests in the Shares. When paid for in accordance with the terms of this Agreement, the Shares will be transferred to the Purchaser free of any liens, claims, restrictions, security interests or encumbrances, except for restrictions on transfer provided for under the Securities Act.

3.4    No Conflict. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with or result in a breach or violation of, or a default under, (a) the Seller’s organizational documents or (b) any contract, agreement or instrument by which the Seller or any of the Seller’s properties is bound or any judgment, order, decree, statute, rule, regulation or other law to which the Seller or its properties or assets is subject.

3.5    Consents and Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required by or with respect to the Seller in connection with the execution and delivery of this Agreement by the Seller or the consummation by it of the transactions contemplated hereby.

3.6    Termination of Prior Agreements. Effective as of the Closing, the Registration Rights Agreement and the Stockholders Agreement have been terminated and rendered null and void.

ARTICLE IV
CONDITION TO CLOSING

4.1    Condition to the Obligation of the Seller. The obligation of the Seller to consummate the transactions contemplated hereby is subject to the execution and delivery of that certain Stock Purchase Agreement dated as of the date hereof, between the Funds and the Company, and the consummation of the transactions contemplated thereby.

ARTICLE V
MISCELLANEOUS

5.1    Waiver, Amendment. No amendment of any provision of this Agreement shall be valid unless such amendment is in writing and signed by each party hereto. No waiver by any party hereto of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No waiver shall be valid unless such waiver is in writing and signed by the party against whom such waiver is sought to be enforced.

5.2    Assignability. Except as otherwise provided under this Agreement, neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any party hereto without the prior written consent of the Seller (in the event of an assignment by a Purchaser).

5.3    Headings. The headings used in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

5.4    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of New York.

5.5    Consent to Jurisdiction and Service of Process. EACH PARTY HERETO CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK IN THE STATE OF NEW YORK AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE LITIGATED IN SUCH COURTS. EACH PARTY HERETO ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS RESPECTIVE PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF SUCH COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF SUCH COURTS IN ANY SUCH ACTION OR PROCEEDING.

5.6    Waiver of Jury Trial. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND FOR ANY COUNTERCLAIM RELATING THERETO.

5.7    Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart to this Agreement.

5.8    Binding Effect. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, and permitted successors and assigns.

5.9    Entire Agreement; Third-Party Beneficiaries. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and thereof. Except as otherwise expressly provided in this Agreement, no third-party beneficiaries are intended or shall be deemed to be created hereby.

5.10    Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by such provision or its severance herefrom and (d) in lieu of such provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such provision as may be possible.

5.11    Specific Performance. Each of the parties to this Agreement agrees and acknowledges that any breach by any party of its obligations under this Agreement could not be adequately compensated for by damages. Accordingly, if either of the parties breaches its obligations under this Agreement, the other party shall be entitled, in addition to any other remedy that they may have, to obtain enforcement of this Agreement by decree of specific performance.

5.12    Further Assurances. Each of the parties shall execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first set forth above.

FLEMING US DISCOVERY FUND III, L.P.

By: Fleming US Discovery Partners, L.P.,
its general partner

By: Fleming US Discovery, LLC,
its general partner

By:  /s/ Robert L. Burr

Name:
Title:

/s/ Brian F. Coleman

Brian F. Coleman